                                                                    Exhibit 24.2



                               POWER OF ATTORNEY



     KNOW ALL PERSONS BY THESE PRESENTS, that the person whose signature appears below hereby constitutes and appoints Glen T. Meakem and Sam E. Kinney, Jr., and each of them, as such person's true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in such person's name, place and stead, in any and all capacities, to sign any and all amendments to the Registration Statement on Form S-1 (File No. 333-86755) of FreeMarkets, Inc. (including post-effective amendments) and any and all additional registration statements pursuant to Rule 462(b) under the Securities Act of 1933, as amended, in connection with or related to the offering contemplated by such Registration Statement and its amendments, if any, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorney-in-fact and agent full power and authority to do and perform each and every act in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or either of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.



               SIGNATURE                                CAPACITY                        DATE
               ---------                                --------                        ----
/s/ L. JOHN DOERR                        Director of FreeMarkets, Inc.            October 29, 1999
---------------------------------------
L. John Doerr